Execution Version



                                3,467,144 Shares

                              ENERGY PARTNERS, LTD.

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                               November 10, 2004




CREDIT SUISSE FIRST BOSTON LLC
RAYMOND JAMES & ASSOCIATES, INC.
HOWARD WEIL INCORPORATED
PRITCHARD CAPITAL PARTNERS, LLC
    c/o Credit Suisse First Boston LLC, as Representative of the Underwriters Eleven Madison Avenue
         New York, N.Y. 10010-3629


Dear Sirs:

     1. Introductory. Energy Partners, Ltd., a Delaware corporation (the "Company"), proposes to issue and sell 3,467,144 shares of its common stock, par value $.01 per share (the "Offered Securities"). The Company hereby agrees with the several underwriters named in Schedule A hereto ("Underwriters") as follows:

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

          (a) A registration statement (No. 333-117419) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended as of the date of this Agreement, is hereinafter referred to as the "Registration Statement." The prospectus included in such Registration Statement, as supplemented to reflect the terms of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933 ("Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (b) On the effective date of the Registration Statement, such Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and on the date of this Agreement and at the time of filing the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus conform or will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except that the foregoing does not apply to statements in or omissions from any such documents based upon written information furnished to the Company by any Underwriter, through Credit Suisse First Boston LLC, as representative of the several Underwriters ("Representative"), specifically for use therein.

          (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

          (d) The Company has no subsidiaries which conduct any business other than EPL of Louisiana, L.L.C., Delaware EPL of Texas, LLC, EPL Pipeline L.L.C. and Nighthawk L.L.C. (such four subsidiaries being referred to herein as the "subsidiaries" and individually as "subsidiary"). Each subsidiary of the Company has been duly organized and is an existing limited liability company in good standing under the laws of the jurisdiction of its organization, with limited liability company power and authority to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interest of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other ownership interest of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

          (e) The authorized, issued and outstanding capital stock of the Company as of November 1, 2004 and as of the Closing Date (as defined below) is as set forth in the Prospectus in the second paragraph under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The Offered Securities and all outstanding shares of capital stock of the Company have been duly authorized. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and when the Offered Securities have been delivered and paid for in accordance with this Agreement, such Offered Securities will be validly issued, fully paid and nonassessable. The Offered Securities and all outstanding shares of capital stock of the Company conform in all material respects to the description thereof contained or incorporated in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities. On the Closing Date (as defined below), the Company will repurchase 3,467,144 shares of common stock of the Company (the "Repurchase") from Energy Income Fund, L.P. ("EIF") pursuant to that certain Stock Purchase Agreement dated of even date herewith by and between the Company and EIF (the "Purchase Agreement").

          (f) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (g) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act other than those that have been complied with or waived in connection with this offering.

          (h) No relationship, direct or indirect, exists between or among the Company or any of its respective subsidiaries, on the one hand, and the directors, managers, officers, stockholders, members, unitholders, customers or suppliers of the Company or any of their respective subsidiaries on the other hand, which is required to be described in the Prospectus which is not so described or incorporated by reference therein.

          (i) The Offered Securities shall be approved for listing on The New York Stock Exchange, Inc. (the "New York Stock Exchange") before the Closing, subject to notice of issuance.

          (j) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the performance by the Company of its obligations contemplated by this Agreement or the Purchase Agreement (the Purchase Agreement together with this Agreement the "Transaction Documents") in connection with the sale of the Offered Securities or the Repurchase, except such as have been obtained and made under the Act and such as may be required under state securities laws or the New York Stock Exchange.

          (k) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

          (l) Neither the Company nor any of its subsidiaries is (1) in violation of its charter or by-laws, or other organizational documents, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that, individually or in the aggregate, would not have a Material Adverse Effect or (2) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or assets or to the conduct of its business, except for such violations or failures that, individually or in the aggregate, would not result in a Material Adverse Effect; and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated in the Transaction Documents and in the Registration Statement (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Transaction Documents have been duly authorized by all necessary corporate action and, except as disclosed in the Prospectus, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws, or other organizational documents, of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except as would not have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (m) This Agreement has been duly authorized, executed and delivered by the Company.

          (n) The Purchase Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to enforceability.

          (o) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties owned by them and good title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property that is material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (p) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them except for such certificates, authority or permits with respect to which the lack of possession would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect. None of the Company or any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

          (q) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

          (r) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that would reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

          (s) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any pending claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (t) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the transactions contemplated in the Transaction Documents; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

          (u) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (v) The financial statements included or incorporated by reference in the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

          (w) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (x) The Company and its subsidiaries have established and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions were, are and will be executed in accordance with management's general or specific authorization; (ii) transactions were, are and will be recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets was, is and will be permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets was, is and will be compared with existing assets at reasonable intervals and appropriate action was, is and will be taken with respect to any differences.

          (y) The Company has filed in a timely manner with the Commission each document required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each such document at the time it was filed conformed in all material respects to the requirements of the Exchange Act and none of such documents at the time filed contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company files such reports with the Commission on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

          (z) The statistical data included or incorporated by reference in the Prospectus are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable and agrees with the sources from which they were derived.

          (aa) The information that was provided by the Company and its subsidiaries, on the basis of which the reserve estimates and related information included or incorporated by reference in each Registration Statement and the Prospectus was prepared, is true and correct in all material respects.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $16.549 per share, that number of Offered Securities set forth opposite the name of such Underwriter in Schedule A hereto.

     Certificates in negotiable form for securities subject to the Repurchase to be sold by EIF under the Purchase Agreement on the Closing Date (as defined below) have been placed in custody with the Company, for delivery under the Purchase Agreement.

     The Company will deliver the Offered Securities to the Representative for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank reasonably acceptable to the Representative drawn to the order of the Company at the office of the Company at 9:00 A.M., New York time, on November 16, 2004, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the "Closing Date." For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Offered Securities to be delivered will be in definitive form, in such denominations and registered in such names as the Representative requests and will be made available for checking and packaging at the above office of the Company at least 24 hours prior to the Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

          (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of this Agreement.

          (b) The Company will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplement without the Representative's consent, which consent shall not be unreasonably withheld or delayed; and the Company will also advise the Representative promptly of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the notification to the Representative nor the Underwriters delivery of any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement or



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

     (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

          (e) The Company has furnished or will furnish to the Representative four copies of the signed Registration Statement , including all exhibits, each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company will use its reasonable efforts, in cooperation with the Underwriters, to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not otherwise so subject.

          (g) For a period of 30 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its common stock or securities convertible into or exchangeable or exercisable for any shares of its common stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative, except issuances of common stock pursuant to this Agreement, the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of stock awards, restricted stock units, performance shares, phantom units and employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of common stock pursuant to the exercise of such options, stock awards, restricted stock units, performance shares or phantom units and the filing of any registration statement on Form S-8 relating to securities that have been or may be issued pursuant to any such plan.

          (h) The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, for any filing fees and other expenses (including reasonable fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters. The Company will apply the net proceeds from the sale of the Offered Securities in the manner described in the Prospectus under the heading "Use of Proceeds."

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the certificates of Company officers delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Underwriters shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement) of KPMG LLP confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their opinion the financial statements examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii)on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (B) for the period from the closing date of the latest
               income statement included or incorporated by reference in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales or net operating income in the total or per share amounts of consolidated income before extraordinary items or net income;

               except in all cases set forth in clause (A) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

          (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or, New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or
     (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d) The Underwriters shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel LLP, outside counsel for the Company to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

               (ii) The Offered Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement, against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable; and the issuance of such shares of capital stock did not violate any statutory preemptive rights, or, to our knowledge, contractual preemptive rights or other similar rights of any securityholder of the Company.

               (iii) EPL Pipeline L.L.C. has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

               (iv) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

               (v) The Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to enforceability.

               (vi) The Registration Statement has been declared effective under the Act; the required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

               (vii) The Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus as of their respective effective or issue dates

          (other than the financial statements, including notes thereto, or any other financial, reserve or statistical information included or incorporated by reference therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

               (viii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

               (ix) The information in the Prospectus under "Description of Capital Stock--Common Stock" and "Description of Capital Stock--Preferred Stock," to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal conclusions, has been reviewed by us and is correct in all material respects.

               (x) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" and are fully paid and non-assessable; and the issuance of such shares of capital stock did not violate any statutory preemptive rights, or, to our knowledge, contractual preemptive rights or other similar rights of any securityholder of the Company.

               (xi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Transaction Documents by the Company, for the offering, issuance, sale or delivery of the Offered Securities by the Company or the Repurchase.

               (xii) The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated in the Transaction Documents and in the Registration Statement (including the issuance and sale of the Offered Securities, and the use of the proceeds from the sale of the Offered Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Transaction Documents do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 2(l) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any agreement or instrument identified in the Index to Exhibits to the Registration Statement or any exhibit to any document incorporated by reference therein, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations

               (xiii) To our knowledge, there are no agreements required to be described in the Registration Statement that are not so described.

          We have participated in conferences with representatives of the Underwriters, officers and other representatives of the Company, counsel for the Company and the Underwriters and representatives of the independent public accountants of the Company at which the contents of the Prospectus and the Registration Statement and related matters were discussed. Given the limitations inherent in the role of outside counsel and the character of determinations involved in the preparation of the Prospectus and the Registration Statement, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus and the Registration Statement and have made no independent check or verification thereof. On the basis of the foregoing, no facts have come to our attention which lead us to believe that the Prospectus and the Registration Statement, as of their respective dates or as of the date hereof, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made), not misleading (it being understood that we express no comment with respect to the financial statements, including the notes thereto, or any other financial, reserve or statistical data found in or derived from the internal accounting or other records of the Company and any of its subsidiaries set forth or referred to or incorporated by reference in the Prospectus and the Registration Statement).

          In rendering such opinion, such counsel may rely, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law
     (1991).

          (e) The Underwriters shall have received an opinion, dated the Closing Date, of John H. Peper, the Company's Executive Vice President, General Counsel and Corporate Secretary, to the effect that:

               (i) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and to enter into and perform its obligations under the Transaction Documents.

               (ii) The Company is duly qualified and is in good standing in Delaware, Massachusetts, Texas and Louisiana which, to my knowledge, are the only jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (iii) Each of the subsidiaries (as defined in the Underwriting Agreement), other than EPL Pipeline L.L.C., as to which I am rendering no opinion, has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization.

               (iv) Each of the subsidiaries has the power and authority to own, lease and operate its properties and to conduct its business as now conducted.

               (v) Each of the subsidiaries is duly qualified in the jurisdiction set forth on Exhibit A which, to my knowledge, are the only jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (vi) The issued and outstanding shares or membership interests of each of the subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, free and clear of any recorded security interest or, to my knowledge, any other security interest, mortgage, pledge, lien, encumbrance or claim. None of the outstanding shares or membership interests of the subsidiaries were issued in violation of any statutory preemptive right or, to my knowledge, contractual preemptive rights of any security holder of the subsidiaries.

               (vii) To my knowledge, there is not pending or overtly threatened in writing, any action, suit, proceeding, inquiry or investigation, against the Company or any of the subsidiaries, or against the property of the Company or any of the subsidiaries, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Transaction Documents or the performance by the Company of its obligations thereunder.

               (viii) There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to include such securities in the securities registered pursuant to the Registration Statement other than those that have been complied with or waived in connection with this offering.

               (ix) To my knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument identified in the Index to Exhibits to the Registration Statement or any exhibit to any document incorporated by reference therein, except any such violation or default which would not reasonably be expected to result in a Material Adverse Effect.

               (x) The information in the Annual Report on Form 10-K for the year ended December 31, 2003 under "Legal Proceedings," to the extent that it constitutes matters of law, summaries of legal matters or legal proceedings, or legal conclusions, has been reviewed by me and is, to my knowledge, correct in all material respects.

          I have participated in conferences with representatives of the Underwriters, officers and other representatives of the Company, counsel for the Company and the Underwriters and representatives of the independent public accountants of the Company at which the contents of the Prospectus and the Registration Statement and related matters were discussed. Given the limitations inherent in the role of general counsel and the character of determinations involved in the preparation of the Prospectus and the Registration Statement, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus and the Registration Statement and have made no independent check or verification thereof. On the basis of the foregoing, no facts have come to my attention which lead me to believe that (i) the Prospectus and the Registration Statement, as of their respective dates or as of the date hereof, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary to make the statements therein, (in the case of the Prospectus, in light of the circumstances under which they were made), not misleading (it being understood that I express no comment with respect to the financial statements, including the notes thereto, or any other financial, reserve or statistical data found in or derived from the internal accounting or other records of the Company and its subsidiaries set forth or referred to in the Prospectus and the Registration Statement) or (ii) there are any material contracts or agreements required to be filed as exhibits to the Registration Statement that are not filed as required.

          In rendering such opinion, such counsel may rely, to the extent he deems proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law
     (1991).

          (f) The Underwriters shall have received an opinion, dated the Closing Date, of

     Jackson Walker L.L.P., special counsel to the Company regarding FERC and environmental matters, to the effect that the information in the Annual Report on Form 10-K for the year ended December 31, 2003 under the headings "REGULATION OF TRANSPORTATION AND SALE OF NATURAL GAS," "REGULATION OF TRANSPORTATION OF OIL," "REGULATION OF PRODUCTION" and "ENVIRONMENTAL REGULATIONS" therein, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions (other than disclosures regarding the Company's compliance with, or the impact on the Company of, any law, ordinance, governmental rule, regulation or court order, as to which they express no opinion), has been reviewed by them and is, to their knowledge, correct in all material respects subject to the qualifications and assumptions stated therein.

          (g) The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (h) The Underwriters shall have received a certificate, dated the Closing Date, of the Company signed by the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct in all material respects (determined without regard to any qualifications, provisions or exceptions for "material," "materiality," "in all material respects" (or correlative meanings)); the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements incorporated by reference in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

          (i) The Underwriters shall have received a letter, dated the Closing Date, of KPMG LLP meeting the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

          (j) The Underwriters shall have received (i) a copy of the certificate of incorporation, including all amendments thereto of the Company, certified as of a recent date by the Secretary of State of the State of Delaware, (ii) a certificate of good standing for the Company, dated as of a recent date, from such Secretary of State, and (iii) a certificate, dated as of a recent date, of the Secretary of State of each state in which the Company is qualified to do business as a foreign corporation under the laws of such state.

          (k) The Underwriters shall have received (i) a copy of the certificate or articles of incorporation (or similar organizational document) including all amendments thereto, of each of the Company's subsidiaries, certified as of a recent date by the Secretary of State of the state in which such subsidiary is incorporated or organized, (ii) a certificate of good standing for each of the Company's subsidiaries, certified as of a recent date by the Secretary of State of the state in which such subsidiary is incorporated or organized, and (iii) a certificate, dated as of a recent date, of the Secretary of State of each state in which each such subsidiary is qualified to do business as a foreign corporation or other entity under the laws of each such state.

          (l) On or prior to the date of this Agreement, the Underwriters shall have received lockup letters in the form previously agreed to from each of EIF and Robert D. Gershen.

          (m) On the Closing Date, the Offered Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (n) The Purchase Agreement by and between the Company and Energy Income Fund, L.P. shall have been duly authorized, executed and delivered by each party thereto and be in full force and effect on the date hereof and on the Closing Date.

          (o) The Underwriters shall have received from each of Netherland, Sewell & Associates, Inc. and Ryder Scott Company, L.P., each independent petroleum engineers, letters dated, respectively, the date of this Agreement and the Closing Date, in form and substance satisfactory to the Underwriters, each stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which information regarding the oil and natural gas reserves and future net cash flows is given in the Prospectus, as of the date not more than three days prior to the date of such letter), the conclusions and findings of such firm with respect to the oil and natural gas reserves of the Company estimated by such firm, as applicable, and such other matters as the Underwriters reasonably may request.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably request. The Representative may in its sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors, officers and affiliates and each person, if any who controls such Underwriter within the meaning of
Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; provided further that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the final Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter.

     (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any

Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each
Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting" and the information contained in paragraphs 11 and 12 under the caption "Underwriting."

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or
(b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no

Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter (as hereinafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representative c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Facsimile No. (212) 325-4296, Attention: IBD - Legal Department. If sent to the Company, will be mailed, delivered or faxed and confirmed to it at Energy Partners, Ltd., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Facsimile No. (504) 569-1874, Attention: John H. Peper; with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York

10005, Facsimile No.: (212) 269-5420, Attention: John Schuster, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in
Section 7, and no other person will have any right or obligation hereunder.

     12. Representation. The Representative will act for the Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Representative understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

                               Very truly yours,

                               ENERGY PARTNERS, LTD.


                               By: /s/ John H. Peper
                                   -----------------------------------------
                                   John H. Peper
                                   Executive Vice President, General Counsel
                                   and Corporate Secretary

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


     CREDIT SUISSE FIRST BOSTON LLC
     RAYMOND JAMES & ASSOCIATES, INC.
     HOWARD WEIL, a division of Legg Mason Wood Walker, Inc.
     PRITCHARD CAPITAL PARTNERS, LLC


     Acting on behalf of themselves and as the representatives of the several Underwriters.


     By  CREDIT SUISSE FIRST BOSTON LLC


       By:  /s/ Robert Wheeler
            ------------------------------

                                   SCHEDULE A



                                                              Number of
                                                          Offered Securities
                  Underwriter                              to be Purchased
                  -----------                              ---------------

Credit Suisse First Boston LLC.......................              1,386,858
Raymond James & Associates, Inc......................              1,386,858
Howard Weil Incorporated.............................                346,714
Pritchard Capital Partners, LLC......................                346,714
                                                                     -------

                           Total.....................              3,467,144
                                                           =================